KPMG LLP Aon Center Suite 5500 200 E. Randolph Street Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 28, 2025, with respect to the financial statements and financial highlights of Nuveen Real Asset Income and Growth Fund.

Chicago, Illinois

March 6, 2026

                   KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG

                   International Limited, a private English company limited by guarantee.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-291585) of Nuveen Real Asset Income and Growth Fund of our report dated February 27, 2026, relating to the financial statements and financial highlights, which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 6, 2026